UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2006

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado	80111-3220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b)    Effective April 13, 2006, Richard P. Graff notified Apollo Gold Corporation (the “Company”) that he would not stand for reelection to the company’s Board of Directors at its 2006 annual general meeting of shareholders.

Also on April 13, 2006, the Board decided to recommend to shareholders the election of two new directors, David W. Peat and Marvin K. Kaiser. Mr. Peat served as Vice President and Global Controller for Newmont Mining Corporation from 2002 until 2004 and as Vice President, Finance and Chief Financial Officer for Homestake Mining Company from 1999 until 2002. Since 2004, Mr. Peat has served as a financial consultant to companies in the mining industry. Mr. Kaiser has served as Executive Vice President and Chief Administrative Officer of The Doe Run Company, a lead mining , a recycling and lead metal production company, since 1993. His responsibilities included the finance, accounting and business development functions. Previously, he served as Chief Financial Officer of Amax Gold, Inc. from 1989 through 1993.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2006

APOLLO GOLD CORPORATION

By:	/s/ MELVYN WILLIAMS
Melvyn Williams
Senior Vice President - Finance and
Corporate Development and Chief Financial Officer